EXHIBIT 4
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                     AMENDMENT TO RIGHTS AGREEMENT
                     -----------------------------


     This Amendment to Rights Agreement (the "Amendment") is made as of May 13, 1999, between Sunrise Technologies International, Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Rights Agent").

     WHEREAS, on October 24, 1997 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of common stock, $.001 per share, of the Company (the "Common Stock") outstanding at the close of business on October 24, 1997 (the "Record Date"), and authorized the issuance of one Right for each share of Common Stock of the Company issued between the Record Date and the Distribution Date, upon the terms and subject to the conditions set forth in the Rights Agreement, dated as of October 24, 1997, between the Company and the Rights Agent (the "Original Rights Agreement"); and

     WHEREAS, the Company desires to amend the Original Rights Agreement pursuant to Section 27 thereof.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     1. DEFINED TERMS. For purposes of this Amendment, capitalized terms have the meaning specified in the Original Rights Agreement, except as otherwise specified herein.

     2. AMENDMENT. The Original Rights Agreement is hereby amended as follows:

           (a) Section 3(c) is hereby amended to insert the phrase ", as amended as of May 13, 1999" after October 24, 1997 in the legend for certificates of Common Stock.

           (b) Section 7(b) is hereby amended to read in its entirety as follows:

                 "(b) The Purchase Price for each share of Common Stock pursuant to the exercise of a Right shall initially be $70.00 and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below."

           (c) Section 18(a) is hereby amended by inserting the following sentence at the end of the paragraph: "Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, punitive, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage."

           (d) Exhibit A to the Original Rights Agreement is hereby amended to change the Purchase Price for Common Stock from $20 per share to $70 per share.


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           (e)   Exhibit B to the Original Rights Agreement is hereby
amended to change the Purchase Price for Common Stock to $70 per share from $20 per share.

           (f) In the legend to appear on certificates for Common Shares specified in the first paragraph of Exhibit A of the Original Rights Agreement, the phrase ", as amended as of May 13, 1999" is added after "October 24, 1997."

     3. LEGEND FOR COMMON STOCK CERTIFICATES. Certificates for Common Shares bearing the legend in the Original Rights Agreement may continue to be issued until certificates containing the revised legend are available.

     4. FULL FORCE AND EFFECT. Except as specifically amended by this Amendment, the Original Rights Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first set forth above.


                            SUNRISE TECHNOLOGIES INTERNATIONAL, INC.


                            By:   /s/ C. Russell Trenary, III
                                  ------------------------------------
                                  C. Russell Trenary, III, President

Attest:


By:        /s/ Eric M. Fogel
           ------------------------------
Name:      Eric M. Fogel
Title:     Secretary



                            CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


                            By:   /s/ Gloria Pouncil
                                  ------------------------------------

Attest:


By:        /s/ Asa Drew
           ----------------------------
Name:      Asa Drew
           ----------------------------
Title:     Assistant Vice President
           ----------------------------